Amendment No. 98 (NE)
SOW:    ☑ No
☐ Yes

Pursuant to Instruction 2 to Item 601 of Regulation S-K, NeuStar, Inc. has filed an agreement with the North American Portability Management LLC, as successor to Northeast Carrier Acquisition Company, LLC, which is one of seven agreements that are substantially identical in all material respects other than the parties to the agreements. North American Portability Management, LLC succeeded to the interests of Northeast Carrier Acquisition Company, LLC and each of the other entities listed below. The following list identifies the other parties to the six agreements that have been omitted pursuant to Instruction 2 to Item 601:

•	LNP, LLC (Midwest)

•	Southwest Region Portability Company, LLC

•	Western Region Telephone Number Portability, LLC

•	Southeast Number Portability Administration Company, LLC

•	Mid-Atlantic Carrier Acquisition Company, LLC

•	West Coast Portability Services, LLC

STATEMENT OF WORK
UNDER
CONTRACTOR SERVICES AGREEMENT
FOR
NUMBER PORTABILITY ADMINISTRATION CENTER/SERVICE
MANAGEMENT SYSTEM

BILLING, COLLECTION AND REMITTANCE OF TRANSITION OVERSIGHT
MANAGER CHARGES

CONFIDENTIAL

Amendment No. 98 (NE)
SOW:    ☑ No
☐ Yes

STATEMENT OF WORK UNDER
CONTRACTOR SERVICES AGREEMENT
FOR
NUMBER PORTABILITY ADMINISTRATION CENTER/SERVICE MANAGEMENT SYSTEM

Billing, Collection and Remittance of Transition Oversight Manager Charges

1.	PARTIES

This Statement of Work No. 98 (this “Statement of Work” or “SOW”) is entered into pursuant to Article 13 and Article 30, and upon execution, shall be a part of the Contractor Services Agreements for Number Portability Administration Center/Service Management System, as amended and in effect immediately prior to the SOW Effective Date (each such agreement referred to individually as the “Master Agreement” and collectively as the “Master Agreements”), by and between NeuStar, Inc., a Delaware corporation (“Contractor”), and the North American Portability Management LLC, a Delaware limited liability company (the “Customer”), as the successor in interest to and on behalf of Northeast Carrier Acquisition Company, LLC (the “Subscribing Customer”).

2.	EFFECTIVENESS AND SUBSCRIBING CUSTOMERS

This Statement of Work shall be effective as of the last date of execution below (the “SOW Effective Date”), conditioned upon execution by Contractor and Customer, as the successor in interest to and on behalf of all the limited liability companies listed below for the separate United States Service Areas (the “Subscribing Customers”).

•	LNP, LLC (Midwest)

•	Mid-Atlantic Carrier Acquisition Company, LLC

•	Northeast Carrier Acquisition Company, LLC

•	Southeast Number Portability Administration Company, LLC

•	Southwest Region Portability Company, LLC

•	West Coast Portability Services, LLC

•	Western Region Telephone Number Portability, LLC

The number in the upper left-hand comer refers to this Statement of Work. Capitalized terms used herein without definition or which do not specifically reference another agreement shall have the meanings as defined in the Master Agreement.

3.	CONSIDERATION RECITAL & TERM

In consideration of the terms and conditions set forth in this Statement of Work, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Contractor and Customer agree as set forth in this Statement of Work.
Unless sooner terminated by either Customer or Contractor pursuant to Section 6.14, this SOW shall expire on the date of the latest Designated Service Completion Date for any of the Subscribing Customers, as set

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Amendment No. 98 (NE)
SOW:    ☑ No
☐ Yes

forth in Article 24 of the Master Agreement. Upon the occurrence of the first Designated Service Completion Date for any Subscribing Customer, as set forth in Article 24, and until termination of this SOW, the TOM Fees (as defined in Section 6.1) shall be apportioned among the seven Service Areas pursuant to the respective apportionment among the Service Areas then in effect for the month immediately preceding the month in which such first Designated Service Completion Date occurs.

4.	APPLICABLE DOCUMENTS

The following internal documents are applicable to the Additional Services contemplated under this SOW:
    Requirements Traceability Matrix
    System Design
    Detailed Design
    Integration Test Plan
    System Test Plan
    NPAC Software Development Process Plan
    User Documentation

5.	IMPACTS ON MASTER AGREEMENT

The following portions of the Master Agreement are impacted by this SOW:
✓    Master Agreement
    Exhibit B Functional Requirements Specification
    Exhibit C Interoperable Interface Specification
    Exhibit E Pricing Schedules
    Exhibit F Project Plan and Test Schedule
    Exhibit G Service Level Requirements
    Exhibit H Reporting and Monitoring Requirements
    Exhibit J User Agreement Form
    Exhibit K External Design
    Exhibit L Infrastructure/Hardware
    Exhibit M Software Escrow Agreement
    Exhibit N System Performance Plan for NPAC/SMS Services
    Exhibit O Intermodal Ported TN Identification Service Agreement
    Exhibit P LEAP Service Agreement
    Disaster Recovery
    Back Up Plans
✓    Gateway Evaluation Process (Article 32 of Master Agreement)

6.	ADDITIONAL SERVICES

Contractor shall perform the Additional Services set forth herein. The Additional Service under this SOW consist exclusively of the work set forth in this Article 6. The Additional Services do not constitute Transition Services under Article 24.4 of the Master Agreement.

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Amendment No. 98 (NE)
SOW:    ☑ No
☐ Yes

6.1    Background

Customer has or will be engaging the services of a third party (the “Transition Oversight Manager”) to oversee on behalf of Customer the transition from Contractor to a Successor Contractor in accordance ·with the U.S. Federal Communications Commission's (“FCC's”) March 27, 2015 order in Telcordia Technologies, Inc., Petition to Reform Amendment 57 and to Order a Competitive Bidding Process for Number Portability Administration; Petition of Telcordia Technologies, Inc., to Reform or Strike Amendment 70, to Institute Competitive Bidding for Number Portability Administration, and to End the NAPM LLC 's Interim Role in Number Portability Administration Contact Management; Telephone Number Portability, WC Dkt. Nos. 07-149 & 09-109, CC Dkt. No. 95-116, FCC 15-35 (the “Selection Order”). The Customer intends to enter into one or more agreements with the Transition Oversight Manager to provide such services in exchange for payment of specified charges that will be billed to and collected from Allocated Payors, as such charges are defined in Section 6.3 below (the “TOM Fees”). Customer covenants that the agreements it enters into with the Transition Oversight Manager provide, or will provide, that all TOM Fees will be billed as Allocated Charges to Allocated Payors of the NPC/SMS, and that Contractor is under no obligation to make any payments to the Transition Oversight Manager other than as specifically provided for herein with respect to the invoicing and collection of TOM Fees and the remittance of collected TOM Fees.
The parties anticipate that the FCC or its designated Bureau/Office will on the public record consent to treatment of the TOM Fees under the Selection Order as Shared Costs under the Matter of Telephone Number Portability, Third Report and Order, CC Docket 95-116, RM 8535, FCC 98-82 (the “Cost Recovery Order”) allocable to Allocated Payors of the NPAC/SMS. Accordingly, this SOW provides for a process to bill all TOM Fees to Allocated Payors as Allocated Charges as defined in the existing methods and procedures of the NPAC/SMS, but in accordance the additional requirements set forth in this SOW.
Customer has requested that Contractor perform, on behalf of Customer, the invoicing, collection, and remittance functions set forth in this SOW with respect to the TOM Fees. In doing so, Contractor is serving as Customer's billing agent for the sole purpose of, and on behalf of Customer, issuing invoices to Allocated Payors, collecting fees from Allocated Payors, and distributing collected fees, as set forth herein, associated with the TOM Fees. In this regard, Contractor is merely a pass-through billing agent of Customer with respect to the TOM Fees, and Contractor is obligated only to remit payments as specifically provided herein, and shall not otherwise be responsible either to the Transition Oversight Manager or to Customer for any TOM Fees, including any uncollected amounts from Allocated Payors in connection therewith.
6.2    Implementation Schedule

Contractor shall implement the capabilities set forth in this Section 6 no later than forty-five days after the SOW Effective Date.
6.3    TOM Fees Report

(a)Generally
Customer shall no later than the twentieth (20th) day of each month, cause the Transition Oversight Manager to provide to Contractor a report approved by Customer (the “TOM Fees Report”) setting forth (as applicable) all TOM Fees to be billed to Allocated Payors and collected by Contractor. The TOM Fees Report shall be

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Amendment No. 98 (NE)
SOW:    ☑ No
☐ Yes

delivered to a Contractor-designated inbox or department. For purposes of the TOM Fees Report, “TOM Fees” shall mean the charges that Customer has incurred in connection with the Transition Oversight Manager pursuant to one or more agreements between Customer and the Transition Oversight Manager, but also including applicable Taxes (as defined below), in a form and manner supported by Contractor's billing systems, to be invoiced to Allocated Payors and paid by such Allocated Payors under this SOW. Once issued, the TOM Fees Report is conclusive for the time periods required to be included therein, such that any corrections thereto shall be made only in a subsequent TOM Fees Report.
(b)Taxes
For purposes of the TOM Fees, “Taxes” shall mean all taxes and duties, including without limitation, sales, use, transfer, value added, withholding, gross receipts, and other taxes or duties assessed, incurred, or required to be collected, paid, or withheld for any reason in connection with the TOM Fees. Contractor shall not be obligated to determine whether Taxes apply and shall not be responsible or liable to any taxing authority for such Taxes, including collecting, reporting, or remitting any such Taxes arising from the TOM Fees. As a condition precedent to the obligations of the Contractor under this SOW to bill to and collect from Allocated Payors TOM Fees, including Taxes, Customer shall cause the Transition Oversight Manager to indemnify, defend, and hold harmless Contractor, suitable in form and content to Contractor in its sole discretion, acting reasonably, from and against any all liability for such Taxes, including reasonable attorneys' fees, and any interest and penalties thereon, subject to the obligations of the Contractor to bill, collect, and properly account for the Taxes, as set forth in this SOW.
6.4    Invoicing

Contingent upon (a) Customer procuring and maintaining the indemnity and hold harmless set forth in, and in accordance with, Section 6.3 above and 6.10(b) below, (b) the implementation of the capabilities contemplated in this SOW in accordance with Section 6.2 above, and (c) the FCC or its designated Bureau/Office consenting on the public record to TOM Fees under the Selection Order being treated as Shared Costs allocable to Allocated Payors of the NPAC/SMS under the Cost Recovery Order, Contractor shall, each month commencing after the first delivery of aTOM Fees Report, include in the invoices that it currently sends to Allocated Payors under Article 35 of the Master Agreement a single line item, except Taxes, which Taxes shall be separately stated, if elected and directed by Customer on the TOM Fees Report, setting forth the aggregate amount of TOM Fees, as calculated from the TOM Fees Report. The TOM Fees Report shall be allocated and invoiced to Allocated Payors in the same manner as all other Allocated Charges under the Master Agreement, subject, however, to application of Section 3 of this SOW upon the occurrence of the first Designated Services Completion Date in any Service Area.
Each invoice containing TOM Fees for a respective Allocated Payor shall contain a statement in Contractor's existing cover letter to invoices (a) generally explaining the reason for invoicing TOM Fees and (b) identifying and itemizing both the amount of the total TOM Fees in the respective Service Area and the share of the TOM Fees allocable to the respective Allocated Payor for that invoice. Customer and Contractor shall in good faith agree on a statement to be inserted in Contractor's existing cover letter generally explaining the reason for invoicing TOM Fees. The format and length of the cover letter is reserved to sole and reasonable discretion of Contractor.

CONFIDENTIAL

Amendment No. 98 (NE)
SOW:    ☑ No
☐ Yes

6.5    Satisfaction Priority

With respect to any invoice containing TOM Fees under this SOW, payments made by and received from or on behalf of Allocated Payors to Contractor pursuant to such invoices shall first be applied by Contractor to the amount of TOM Fees shown on such invoice (and disbursed in accordance with Section 6.6 below), and then to the amounts of other charges shown on such invoice, it being understood that the collection by Contractor of Allocated Charges at the RRC Rate as set forth in Section 6.13(b) shall be used to satisfy any unpaid amounts of the TOM Fees.

6.6    Remittance of Payments

Contractor shall by the twentieth (20th) day of each month remit the TOM Fees applied pursuant to Section 6.5 above to one account designated by Customer. Any and all questions, inquiries, or disputes from the TOM concerning the TOM Charges shall be exclusively directed to Customer, such that Contractor shall have no obligation to field such questions, inquiries, or disputes; provided, however, that Contractor shall be obligated to communicate with Customer regarding the operation and implementation of this SOW and to cooperate in connection with all audits and evaluations provided under this SOW and the Master Agreements. Notwithstanding anything to the contrary, remittance of TOM Fees under this Article 6.6 shall not be measured under any Service Level Requirement (SLR) under Exhibit G or under the Gateway Evaluation Process (GEP) under Article 32 of the Master Agreement.

6.7    Contractor Billing Report

Contractor shall by the thirtieth (30th) day of each month deliver to Customer a report by Service Area with a mutually-agreed format setting forth a summary of (1) the TOM Fees invoiced by Contractor in the last billing period and in the aggregate, including Taxes, (2) the TOM Fees collected and applied pursuant to Section 6.5 to invoices in the last billing period and in the aggregate, and (3) the TOM Fees actually remitted in the last billing period and in the aggregate pursuant to Section 6.6 to the account designated by Customer.

6.8    Limited Waivers

(a)Gateway Evaluation Process
Commencing with the first invoice issued under the Master Agreement that also sets forth TOM Fees and concluding with the third invoice thereafter, the computation, division, apportioning, issuance, application, and invoicing of all fees calculated under the Master Agreement shall not be auditable or included in determining “Billing Timeliness” for purposes of Element No. 7a, determining “Billing Accuracy” for purposes of Element No. 7b, and determining “Reporting” for purposes of Element No. 2 of the Gateway Evaluation Process, as set forth in Article 32 of the Agreement.

In all cases, including before and after the issuance of the third invoice hereunder, (1) the failure of the Customer or the Transition Oversight Manager to deliver to Contractor the TOM Fees Report on or before the twentieth (20th) day of each month shall excuse all failures of timeliness under Element No. 7a and Element No. 2, and (2) any errors in the TOM Fees Report shall excuse all failures of accuracy under Element No. 7b and Element No. 2 based upon the TOM Fees Report.

CONFIDENTIAL

Amendment No. 98 (NE)
SOW:    ☑ No
☐ Yes

In all cases, including before and after the issuance of the third invoice hereunder, the computation, division, apportioning, issuance, application, and invoicing of TOM Fees shall not be auditable or included in determining “Billing Timeliness” for purposes of Element No. 7a, determining “Billing Accuracy” for purposes of Element No. 7b, and determining “Reporting” for purposes of Element No. 2 of the Gateway Evaluation Process, as set forth in Article 32 of the Agreement.

Nothing herein shall preclude Contractor from issuing an adjustment credit to reflect the proper computation, division, apportioning, issuance, application, and invoicing under any one or more invoices issued thereafter. For purposes of the Gateway Evaluation Process, a copy of this SOW shall serve as a waiver letter signed by Contractor and Customer.

(b)Service Level Requirements
The measurement of SLR 12 - SLR 15 under Exhibit G of the Master Agreement shall exclude calls to Contractor's Help Desk that concern or relate to TOM Fees shown on invoices issued pursuant to this SOW.

6.9    No Liability

Contractor shall have no liability whatsoever to Customer or the Transition Oversight Manager for any non-payment by Allocated Payors of TOM Fees.

6.10    Collections

Contractor shall continue to perform collections-related activities in accordance with its normal business operations and consistent with past practices in connection with invoices issued under the Master Agreement.

6.11    Indemnification

As a condition precedent to Contractor issuing to Allocated Payor invoices setting forth TOM Fees, and in addition to the obligation to procure an indemnity as set forth in Section 6.3 above, Customer shall procure and maintain directly from the Transition Oversight Manager an indemnity and hold harmless, suitable in form and content to Contractor in its sole discretion, acting reasonably, for the benefit of Contractor for any Transition Oversight Manager Charges not paid.

6.12    Out of Scope Services

This SOW contains the agreed upon terms and conditions that shall govern Contractor's performance of the Additional Services described herein. The Additional Services provided for in this SOW shall not be interpreted, implied, or assumed to include any other service(s), including additional or changed services, not specifically described in Article 6 above. Any and all requested or required services or change orders (hereinafter “Out of Scope Services”) may be provided in accordance with Article 13 of the Master Agreement.

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Amendment No. 98 (NE)
SOW:    ☑ No
☐ Yes

6.13    Amendments

(a)TOM Fees Due and Owing under NPAC/SMS User Agreements
The Master Agreement is hereby amended to provide that, in accordance with the FCC or its designated Bureau/Office public record consent referenced above, (i) TOM Fees under the Selection Order are Shared Costs allocable to Allocated Payors of the NPAC/SMS under the Cost Recovery Order, and therefore TOM Fees, when properly invoiced by Contractor, arc amounts due and owing by Users to Contractor under Section 7.1 of the NPAC/SMS User Agreement, which, if not paid, give rise to the termination rights by Contractor set forth in Section 10.1 of the NPAC/SMS User Agreement and (ii) Contractor is entitled to apply all unpaid amounts of the TOM Fees to the Revenue Recovery Charge (as that term is defined below) under Statement of Work No. 11.

(b)Revenue Recovery Charge
The rate for invoicing Allocated Charges that results from the calculation set forth in Section 4(b) of the Billing and Collection Key Terms and Guidelines of Statement of Work No. 11 (such rate, the “RRC Rate”), which is expressed as a percentage, is hereby increased by 0.25%, such that 0.25% shall be added to the percentage amount of the calculated result under Section 4(b) thereof, but in no event shall the RRC Rate be less than One Hundred and Three Quarters Percent (100.75%). For example, if the RRC Rate for invoicing Allocated Charges is calculated under SOW 11 to equal 101.00%, then, as a result of this SOW, the RRC Rate shall be increased to 101.25%.

The difference in any month between (a) the product of the RRC Rate and the Allocated Charges and (b) the Allocated Charges is referred to as the “Revenue Recovery Charge” or “RRC”. For the avoidance of doubt, the RRC shall be available for use by Contractor under the Master Agreement to satisfy any unpaid amounts of the TOM Fees.

6.14    Limited Right to Terminate this SOW and Election by Customer in Lieu Thereof

If in any three (3) consecutive calendar months the average monthly Excess RRC Amount for all seven (7) Service Areas served by Contractor is less than One Hundred Thousand Dollars ($100,000), then Contractor may at any time terminate this SOW upon thirty (30) days' prior written notice to Customer; provided, however, that during such thirty (30) days' time period, the Customer shall have the right to give written notice to Contractor of its election for Contractor, in lieu of terminating this SOW, to change the priority under Section 6.5 to allow Contractor to apply payments made by and received from or on behalf of Allocated Payors to Contractor pursuant to such invoices first to all fees due and owing under the Master Agreements that are not the TOM Fees and then, any remaining amount to TOM Fees shown on such invoices. It being understood that upon such election and change of priority under Section 6.5, the Allocated Charges collected by Contractor at the RRC Rate as set defined in Section 6.13(b) shall be used to first satisfy all fees due and owing under the Master Agreement that are not TOM Fees, and then to satisfy TOM Fees. If Customer delivers such written election to Contractor, Contractor shall, in lieu of termination of this SOW, change the priority under Section 6.5 commencing with the next billing month and continuing for the remainder of the term of this SOW. In addition, the Customer may at any time terminate this SOW upon thirty (30) days' prior written notice to Contractor.

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Amendment No. 98 (NE)
SOW:    ☑ No
☐ Yes

For the purpose of this Section 6.14, the “Excess RRC Amount” shall equal the difference between (a) the amount of the RRC (as defined in Section 6.12(b) above) calculated and issued in any month and (b) the aggregate amount in uncollectible invoices that Contractor determines for that month under its normal business practices (e.g., 60-days past due).

7.    COMPENSATION

There is no charge associated with the performance of the Additional Service under this SOW.

8.    INCLUSION IN AUDITS

The billing, collection and remittance set forth this SOW shall be included in the audits provided for in Section 14.4 of the Master Agreements.

9.    MISCELLANEOUS

9.1    Except as specifically modified and amended hereby, all the provisions of the Master Agreement and the User Agreements entered into with respect thereto, and all exhibits and schedules thereto, shall remain unaltered and in full force and effect in accordance with their terms. From and after the SOW Effective Date hereof, any reference in the Master Agreement to itself and any Article, Section or subsections thereof or to any Exhibit thereto, or in any User Agreement to itself or to the Master Agreement and applicable to any time from and after the SOW Effective Date hereof, shall be deemed to be a reference to such agreement, Article, Section, subsection or Exhibit, as modified and amended by this SOW. From and after the SOW Effective Date, this Statement of Work shall be a part of the Master Agreement, including its Exhibits, and, as such, shall be subject to the terms and conditions therein. Each of the respective Master Agreements with respect to separate Service Areas remains an independent agreement regarding the rights and obligations of each of the Parties thereto with respect to such Service Area, and neither this SOW nor any other instrument shall join or merge any Master Agreement with any other, except by the express written agreement of the Parties thereto.

9.2    This SOW may be executed in two or more counterparts and by different parties hereto in separate counterparts, with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

9.3    This SOW is the joint work product of representatives of Customer and Contractor; accordingly, in the event of ambiguities, no inferences will be drawn against either party, including the party that drafted the Agreement in its final form.

9.4    This SOW sets forth the entire understanding between the Parties with regard to the subject matter hereof and supersedes any prior or contemporaneous agreement, discussions, negotiations or representations between the Parties, whether written or oral, with respect thereto. The modifications, amendments and price concessions made herein were negotiated together and collectively, and each is made in consideration of all of the other terms herein. All such modifications, amendments and price concessions are interrelated and are dependent on each other. No separate, additional or different consideration is contemplated with respect

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Amendment No. 98 (NE)
SOW:    ☑ No
☐ Yes

to the modifications, amendments and price concessions herein.

9.5    This SOW shall not be deemed to create any rights in third parties, including the Transition Oversight Manager, Allocated Payors or Users, or by itself to create any additional obligations on either Customer or Contractor to third parties.

[THIS SPACE INTENTIONALLY LEFT BLANK]

CONFIDENTIAL

Amendment No. 98 (NE)
SOW:    ☑ No
☐ Yes

IN WITNESS WHEREOF, the undersigned have executed this Amendment:

CONTRACTOR: NeuStar, Inc.
By:     /s/ Steven M. Boyce
Its:    Vice President, Finance & Treasurer
Date:    July 9, 2015

CUSTOMER: North American Portability Management LLC, as successor in interest to and on behalf of the Northeast Carrier Acquisition Company, LLC

By:     /s/ Timothy J. Decker
Its:    NAPM LLC Co-Chair
Date:    July 10, 2015

By:     /s/ Tim Kagele
Its:    NAPM LLC Co-Chair
Date:    July 13, 2015

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